CMA Treasury Fund
File Number: 811-6196
CIK Number: 869311
For the Period Ending: 09/30/2002

Pursuant to Exemptive Order Release No. IC-18748 dated June 12, 1992, the following schedule enumerates the transactions with Merrill Lynch Government Securities Incorporated, for the six month period ended September 30, 2002.

Sales (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

05/08/2002	$10,000	US Treasury Bills	1.94%	10/17/2002
07/29/2002	15,000	US Treasury Bills	1.80	08/01/2002